Exhibits 5.1 & 23.2

ALEX & GAXIOLA, P.C.

ATTORNEYS AT LAW

ANDREW R. ALEX	1717 EAST BELL ROAD, SUITE ONE
RICHARD GAXIOLA	PHOENIX, AZ 85022

TELEPHONE (602) 971-1775
OF COUNSEL
WILLIAM F. DORAN*	FACSIMILE (602) 867-7833

*ADMITTED IN ARIZONA AND MICHIGAN

February 26, 2008

Pacific Edge Publishing, Inc.

16335 S. Bucker Creek Road

Molino, Oregon 97042

Re:

Pacific Edge Publishing, Inc., Registration Statement on form S-1

Gentlemen:

I have acted as counsel for Pacific Edge Publishing, Inc., a Washington corporation (the ACompany@), in connection with the preparation of the registration statement on Form S-1 (the ARegistration Statement@) to be filed with the Securities and Exchange Commission (the ACommission@), pursuant to the Securities Act of 1933, as amended (the AAct@), relating to the offering of 2,000,000 shares of the Company=s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement dated February 26, 2008; (b) the Company=s Articles of Incorporation; 8) the Company=s Bylaws; (d) certain records of the Company=s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion expressed.

Based on the foregoing, I am of the opinion that the common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company for the consideration for the shares described in the Registration Statement has been received. This opinion is based on Washington general corporate law, which includes statutory provisions, all applicable provisions of the Washington Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and any references to myself under the caption AInterests of Named Experts and Counsel@ in the Registration Statement.

Very truly yours,

/s/ William F. Doran

William F. Doran

2